UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2019

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in STR Holdings, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, the Company previously announced that its Spanish subsidiary, Specialized Technology Resources Espana, S.A.U. (“STR Spain”), had received preliminary approval for a term loan (the “Loan”) from the Spanish Ministry of Industry, Commerce and Tourism (“REINDUS”). On September 10, 2019, REINDUS loaned STR Spain an aggregate principal amount of €2,621,781 million (approximately $2.9 million based on noon buying rates published by the Federal Reserve Bank of New York for the Euro on such date). STR Spain expects to use the Loan proceeds to help finance the launch and operation of its food packaging products business. The Loan matures in September 2029, with principal due and payable in seven equal annual installments of €374,540 each, commencing in September 2023. Interest, which is payable annually in arrears, accrues at the annual rate of 1.647% for the life of the Loan. The Loan is partially secured by bank guarantees in an initial total amount of €1,198,859 (41% of the total principal and interest amounts due). The required total amount of the bank guarantees is reduced over the term of the loan as principal and interest payments are made.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 24, 2019, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on the three proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on August 15, 2019.

The proposals voted on by the stockholders at the Annual Meeting were as follows:

1.       The Company’s stockholders elected seven individuals to the Board of Directors to serve one-year terms or until their successors are duly qualified and elected or until their earlier death, resignation or removal, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Yorgensen	11,317,472	81,072	6,336,225
Lenian (Charles) Zha	11,073,210	325,334	6,336,225
Jun (Tony) Tang	11,089,047	309,497	6,336,225
John A. Janitz	11,332,976	65,568	6,336,225
Andrew M. Leitch	11,333,176	65,368	6,336,225
Xin (Cindy) Lin	11,089,047	309,497	6,336,225
Ping (Daniel) Yu	11,091,480	307,064	6,336,225

2.       The Company’s stockholders approved the amendment and restatement of the STR Holdings, Inc. 2009 Equity Incentive Plan (the “Plan”) to extend the term of the Plan and make certain other technical amendments, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,032,954	357,852	7,738	6,336,225

3.       The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,867,021	507,047	360,701	--

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Amended and Restated STR Holdings, Inc. 2009 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: September 27, 2019	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer